Exhibit 99.1

FCB Financial Holdings, Inc. Reports Record Third Quarter 2015 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported third quarter 2015 net income of $21.1 million, or $0.48 per share on a fully diluted basis, and record core net income of $21.0 million, or $0.48 per share on a fully diluted basis. Core net income rose 114% year-over-year and core net income per diluted share rose 91%. These resulted in both a ROA and core ROA of 126 basis points, and continue to reflect improvements on a sequential and year-over-year basis.

•	Total net revenue of $63.8 million, up 32% year-over-year

•	Core EPS of $0.48 on a fully diluted basis

•	Total loan portfolio grew sequentially at an annualized rate of 24%;

•	New loan fundings of $362.6 million during the quarter;

•	Total deposits grew sequentially at an annualized rate of 32%;

•	Demand deposits grew to 21% of total deposits during the quarter;

•	Core efficiency ratio improved to 46.3%;

•	Core ROA of 126 basis points; and

•	Tangible book value per share was $18.75;

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the third quarter of 2015 include $23 thousand of severance and other operating expenses and $0.2 million of gain on investment securities.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We are pleased by our results this quarter highlighted by our organic growth, as new loans and deposits grew in concordance at over $350 million. This continued organic momentum coupled with operational discipline throughout the company produced our eleventh consecutive quarter of improving operating results.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $278.4 million to $4.8 billion at September 30, 2015, an increase of 6% from $4.5 billion as of June 30, 2015 and 35% from $3.6 billion as of September 30, 2014.

The Bank’s new loan portfolio totaled $4.2 billion as of September 30, 2015, an increase of 9% from $3.8 billion as of June 30, 2015 and 55% from $2.7 billion as of September 30, 2014. Loan growth during the quarter was a result of $362.6 million of new loan fundings, consisting entirely of organic production. Organic loan production for the quarter consisted of $139.5 million of commercial and industrial, $109.6 million of commercial real estate and $113.5 million of residential and consumer. Due to the maturation of the organic residential lending platform, the Bank did not purchase any residential mortgages during the quarter. As of September 30, 2015 new loans made up 87% of our total loan portfolio as compared to 84% and 75% as of June 30, 2015 and September 30, 2014, respectively.

The Bank’s acquired loan portfolio totaled $647.1 million as of September 30, 2015, a decrease of 10% from $720.2 million as of June 30, 2015 and a decrease of 26% from $873.8 million as of September 30, 2014. The decrease in the current quarter was driven by net resolution activity totaling $34.2 million as well as scheduled loan amortization. As of September 30, 2015, acquired loans made up 13% of our total loan portfolio as compared to 16% and 25% as of June 30, 2015 and September 30, 2014, respectively.

Asset Quality

The provision for loan losses of $0.7 million recorded for the third quarter of 2015 includes a $1.8 million provision for new loans and recoupment of valuation allowance of $1.1 million for the acquired loan portfolio due to better than expected performance on resolution of acquired loans. The provision for new loans served to increase the related allowance to $21.4 million, or 0.52% of the $4.2 billion in new loans outstanding. There were no new loan portfolio charge-offs in the third quarter of 2015 and a nonperforming new loan ratio of 0.01% as of September 30, 2015.

Deposits and Borrowings

Deposits totaled $4.8 billion as of September 30, 2015, an increase of 8% from $4.5 billion as of June 30, 2015 and an increase of 21% from $4.0 billion as of September 30, 2014. During the third quarter of 2015, demand deposits increased by $112.0 million, or 12%, from June 30, 2015 and increased by $497.7 million, or 95%, from September 30, 2014. Demand deposits represent 21% of total deposits as of September 30, 2015 as compared to 20% and 13% as of June 30, 2015 and September 30, 2014, respectively. The cost of deposits was 59 basis points for the quarter, representing a 2 basis point increase from the second quarter of 2015 and a 3 basis point decline from the third quarter of 2014.

Net Interest Margin and Net Interest Income

The net interest margin for the third quarter of 2015 was 3.62%, an increase of 19 basis points from the second quarter of 2015 and an increase of 13 basis points from the third quarter of 2014. The increase from the second quarter of 2015 was due primarily to an increase in yield on the acquired loan portfolio resulting from better than expected cash flow performance.

Net interest income totaled $56.8 million in the third quarter of 2015, an increase of 13% from $50.2 million in the second quarter of 2015 and an increase of 24% from $45.9 million in the third quarter of 2014. Interest income totaled $65.0 million for the third quarter of 2015, an increase of 13% from $57.4 million in the second quarter of 2015 and an increase of 21% from $53.7 million in the third quarter of 2014. Interest income from new loans increased by $4.6 million, or 16%, from the second quarter of 2015 due to continued growth in the new loan portfolio. Interest income on acquired loans increased by $2.9 million, or 19%, from the second quarter as balance runoff was more than offset by better than expected cash flow performance. Interest expense was $8.3 million for the third quarter of 2015, an increase of 14% from $7.2 million in the second quarter of 2015 and an increase 6% from $7.8 million in the third quarter of 2014. The increase from the second quarter of 2015 was a result of an increase of $317.1 million of average interest-bearing liabilities coupled with increased costs associated with the addition of longer duration deposits.

Noninterest Income and Noninterest Expense

Noninterest income totaled $7.1 million for the third quarter of 2015 as compared to $14.2 million for the second quarter of 2015 and $2.4 million for the third quarter of 2014. The primary components of noninterest income for the quarter were loan and other fees and income from resolution of acquired assets of $1.8 million and $2.2 million, respectively. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC.

Noninterest expense totaled $30.7 million for the third quarter of 2015, a decrease of 4% from $32.0 million in the second quarter of 2015 and 37% from $49.0 million in the third quarter of 2014. For the quarter, the Company recorded non-core expenses of $23 thousand consisting of severance expense of $3 thousand and other operating expenses of $20 thousand.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 11.3%, 11.5% and 14.1% for the third quarter of 2015 respectively, compared to 11.8%, 12.3% and 15.0% for the second quarter of 2015, respectively. Stockholders’ equity totaled $855.9 million as of September 30, 2015, a decrease of 0.2% from $857.5 million as of June 30, 2015 as net income of $21.1 million was offset by $26.5 million in treasury stock repurchases. During the quarter, the Company repurchased 808,903 shares at a weighted average price of $32.75. Tangible book value per common share is $18.75 as of September 30, 2015.

Conference Call

The Company will host a conference call today, Thursday, October 22, 2015 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through November 22, 2015, by dialing (877) 344-7529 and entering pass code 10073638.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core

ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

With $6.9 billion in assets, Florida Community Bank (FCB) is the fourth largest Florida-based independent bank. Listed on the New York Stock Exchange, (NYSE: FCB), the bank serves the state with 49 full service banking centers. The presence of FCB blankets both Florida coasts from Daytona Beach to Miami-Dade, Naples through Tampa Bay, as well as the I-4 Corridor. FCB is among the most highly capitalized banks in the state with capital ratios exceeding the regulatory standard to be considered “well capitalized” by a wide margin. Complete information outlining the depth and breadth of the company is found at www.FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$51,670	$44,202	$43,306	$43,900	$42,085
Interest and dividends on investment securities	13,315	13,169	12,110	12,451	11,530
Other interest income	38	40	33	53	37

Total interest income	65,023	57,411	55,449	56,404	53,652

Interest expense:
Interest on deposits	6,846	5,991	5,585	5,492	6,124
Interest on borrowings	1,408	1,246	980	1,133	1,633

Total interest expense	8,254	7,237	6,565	6,625	7,757

Net interest income	56,769	50,174	48,884	49,779	45,895
Provision for loan losses	675	2,470	1,349	3,112	2,805

Net interest income after provision for loan losses	56,094	47,704	47,535	46,667	43,090

Noninterest income:
Service charges and fees	823	778	757	780	738
Loan and other fees	1,783	1,906	2,497	2,270	1,238
Bank-owned life insurance income	1,101	1,097	1,097	1,168	1,151
FDIC loss share indemnification loss	—	—	(65,529)	(5,324)	(5,862)
Income from resolution of acquired assets	2,225	2,898	3,372	1,061	1,109
Gain (loss) on sales of other real estate owned	228	5,605	1,565	200	(128)
Gain (loss) on investment securities	166	761	1,007	2,377	2,785
Other noninterest income	746	1,107	1,145	2,912	1,319

Total noninterest income	7,072	14,152	(54,089)	5,444	2,350

Noninterest expense:
Salaries and employee benefits	16,840	17,856	16,575	14,885	28,525
Occupancy and equipment expenses	3,368	3,806	3,277	3,248	3,606
Loan and other real estate related expenses	1,939	1,425	2,076	4,566	3,203
Professional services	1,166	1,189	1,406	1,242	1,203
Data processing and network	2,433	2,801	2,718	2,639	2,538
Regulatory assessments and insurance	1,919	2,092	2,119	1,679	2,466
Amortization of intangibles	400	407	424	425	426
Other operating expenses	2,641	2,471	2,055	2,779	6,992

Total noninterest expense	30,706	32,047	30,650	31,463	48,959

Income (loss) before income tax expense (benefit)	32,460	29,809	(37,204)	20,648	(3,519)
Income tax expense (benefit)	11,320	10,433	(20,330)	7,548	(97)

Net income (loss)	$21,140	$19,376	$(16,874)	$13,100	$(3,422)

Earnings (loss) per share:
Basic	$0.51	$0.47	$(0.41)	$0.32	$(0.09)
Diluted	$0.48	$0.45	$(0.41)	$0.31	$(0.09)

Weighted average shares outstanding:
Basic	41,381,482	41,428,588	41,421,854	41,409,698	38,952,127
Diluted	43,798,378	43,106,131	41,421,854	42,154,781	38,952,127

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Assets:
Cash and due from banks	$38,045	$32,161	$46,043	$25,397	$28,288
Interest-earning deposits in other banks	46,714	109,125	66,034	81,688	112,342
Investment securities:
Held to maturity securities	—	—	—	—	—
Available for sale securities, at fair value	1,467,819	1,430,149	1,447,776	1,359,098	1,771,321
Federal Home Loan Bank and other bank stock, at cost	65,955	70,505	65,289	66,891	71,217

Total investment securities	1,533,774	1,500,654	1,513,065	1,425,989	1,842,538

Loans held for sale	2,573	4,782	1,308	707	108
Loans:
New loans	4,158,997	3,807,547	3,354,452	3,103,417	2,686,043
Acquired loans	647,139	720,175	764,597	826,173	873,761
Allowance for loan losses	(27,394)	(27,046)	(24,513)	(22,880)	(20,440)

Loans, net	4,778,742	4,500,676	4,094,536	3,906,710	3,539,364

FDIC Loss share indemnification asset	—	—	—	63,168	69,920
Due from Federal Deposit Insurance Corporation (“FDIC”)	—	—	—	1,735	104
Premises and equipment, net	37,351	37,641	38,291	38,962	39,256
Other real estate owned	40,405	42,654	75,017	74,527	78,512
Goodwill and other intangible assets	87,484	87,884	88,291	88,615	89,040
Deferred tax assets, net	78,090	76,720	69,656	47,441	41,257
Bank-owned life insurance	166,931	140,830	139,733	139,829	138,264
Other assets	78,580	74,071	85,109	62,860	75,951

Total assets	$6,888,689	$6,607,198	$6,217,083	$5,957,628	$6,054,944

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$618,741	$621,845	$595,389	$593,025	$525,152
Interest-bearing	2,678,410	2,586,491	2,411,142	2,308,657	2,221,250

Total transaction accounts	3,297,151	3,208,336	3,006,531	2,901,682	2,746,402
Time deposits	1,524,693	1,257,751	1,219,470	1,076,853	1,244,958

Total deposits	4,821,844	4,466,087	4,226,001	3,978,535	3,991,360
Borrowings	1,149,920	1,232,893	1,091,118	1,067,981	1,164,404
Other liabilities	61,047	50,739	53,130	59,459	63,453

Total liabilities	6,032,811	5,749,719	5,370,249	5,105,975	5,219,217

Stockholders’ Equity:
Class A common stock	39	37	37	36	36
Class B common stock	4	6	6	7	7
Additional paid-in capital	846,017	839,265	836,720	834,538	833,478
Retained earnings	58,786	37,646	18,270	35,144	22,044
Accumulated other comprehensive income (loss)	(2,905)	78	10,552	679	(1,087)
Treasury stock, at cost	(46,063)	(19,553)	(18,751)	(18,751)	(18,751)

Total stockholders’ equity	855,878	857,479	846,834	851,653	835,727

Total liabilities and stockholders’ equity	$6,888,689	$6,607,198	$6,217,083	$5,957,628	$6,054,944

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Performance Ratios
Interest rate spread	3.49%	3.28%	3.42%	3.50%	3.36%
Net interest margin	3.62%	3.43%	3.58%	3.62%	3.49%
Return on average assets	1.26%	1.22%	-1.13%	0.87%	-0.24%
Return on average equity	9.73%	8.99%	-7.97%	6.15%	-1.70%
Efficiency ratio (company level)	47.47%	49.19%	-580.71%	56.97%	101.48%
Average interest-earning assets to average interest bearing liabilities	120.40%	121.22%	121.55%	119.64%	118.11%
Loans receivable to deposits	99.67%	101.38%	97.47%	98.77%	89.19%
Yield on interest-earning assets	4.12%	3.88%	4.00%	4.08%	4.05%
Cost of interest-bearing liabilities	0.63%	0.60%	0.58%	0.58%	0.69%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.36%	0.39%	0.40%	0.49%	0.62%
Nonperforming assets to total assets	0.84%	0.91%	1.47%	1.58%	1.66%
Covered loans to total gross loans	0.00%	0.00%	0.00%	6.96%	8.05%
ALL to nonperforming assets	47.43%	44.83%	26.77%	24.36%	20.35%
ALL to total gross loans	0.57%	0.60%	0.60%	0.58%	0.57%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.01%	0.00%	0.00%	0.00%	0.00%
New loan ALL to total gross new loans	0.52%	0.51%	0.52%	0.52%	0.53%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	2.61%	2.45%	2.16%	2.34%	2.51%
Covered acquired loans to total gross acquired loans	0.00%	0.00%	0.00%	33.09%	32.78%
Acquired loan ALL to total gross acquired loans	0.92%	1.04%	0.94%	0.83%	0.72%
Capital Ratios (Company)
Average equity to average total assets	13.0%	13.5%	14.2%	14.2%	13.9%
Tangible average equity to tangible average assets	11.8%	12.3%	12.9%	12.9%	12.6%
Tangible common equity ratio (1)	11.3%	11.8%	12.4%	13.0%	12.5%
Tier 1 leverage ratio	11.5%	12.3%	12.6%	12.8%	13.1%
Tier 1 risk-based capital ratio	13.6%	14.5%	15.6%	17.0%	17.2%
Total risk-based capital ratio	14.1%	15.0%	16.1%	17.6%	17.7%
Capital Ratios (Bank)
Average equity to average total assets	11.5%	11.8%	11.8%	11.7%	11.8%
Tangible common equity ratio	10.0%	10.2%	10.6%	10.4%	10.1%
Tier 1 leverage ratio	10.3%	10.7%	10.7%	10.4%	10.6%
Tier 1 risk-based capital ratio	12.2%	13.0%	13.4%	13.9%	14.0%
Total risk-based capital ratio	12.8%	13.5%	13.9%	14.5%	14.6%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
	(Dollars in thousands)
New Loans:
Commercial real estate	$991,451	$942,424	$903,629	$853,074	$721,676
Owner-occupied commercial real estate	452,991	400,438	325,972	281,703	261,549
1-4 single family residential	1,326,180	1,248,625	1,044,480	922,657	734,608
Construction, land and development	430,690	349,659	248,623	232,601	160,899
Home equity loans and lines of credit	28,185	22,798	20,459	11,826	12,774

Total real estate loans	$3,229,497	$2,963,944	$2,543,163	$2,301,861	$1,891,506

Commercial and industrial	925,285	837,270	805,233	795,000	792,093
Consumer	4,215	6,333	6,056	6,556	2,444

Total new loans	$4,158,997	$3,807,547	$3,354,452	$3,103,417	$2,686,043

Acquired ASC 310-30 Loans:
Commercial real estate	$259,411	$286,337	$309,758	$336,935	$364,753
1-4 single family residential	69,915	76,849	77,685	86,308	90,752
Construction, land and development	32,996	55,453	56,403	66,700	71,053

Total real estate loans	$362,322	$418,639	$443,846	$489,943	$526,558

Commercial and industrial	46,233	58,045	63,441	67,498	72,948
Consumer	2,434	2,524	2,588	2,803	2,936

Total Acquired ASC 310-30 Loans	$410,989	$479,208	$509,875	$560,244	$602,442

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$60,804	$62,473	$69,917	$70,146	$68,578
Owner-occupied commercial real estate	19,699	19,860	13,287	14,842	16,640
1-4 single family residential	86,832	86,754	97,450	102,279	105,561
Construction, land and development	6,319	8,610	9,801	9,729	9,744
Home equity loans and lines of credit	50,566	52,971	52,762	54,704	56,170

Total real estate loans	$224,220	$230,668	$243,217	$251,700	$256,693

Commercial and industrial	11,504	9,654	10,825	13,548	13,817
Consumer	426	645	680	681	809

Total Acquired Non-ASC 310-30 Loans	236,150	240,967	254,722	265,929	271,319

Total loans	$4,806,136	$4,527,722	$4,119,049	$3,929,590	$3,559,804

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
	(Dollars in thousands)
Noninterest-bearing demand deposits	$618,741	$621,845	$595,389	$593,025	$525,152
Interest-bearing demand deposits	404,085	288,990	196,192	122,380	—
Interest-bearing NOW accounts	350,602	414,795	439,400	374,399	526,013
Savings and money market accounts	1,923,723	1,882,706	1,775,550	1,811,878	1,695,237
Time deposits	1,524,693	1,257,751	1,219,470	1,076,853	1,244,958

Total deposits	$4,821,844	$4,466,087	$4,226,001	$3,978,535	$3,991,360

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended September 30,			Three Months Ended June 30,
	2015			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$79,951	$38	0.19%	$75,166	$40	0.21%
New loans	3,950,873	33,823	3.35%	3,476,829	29,257	3.33%
Acquired loans (4)	685,403	17,847	10.42%	730,895	14,945	8.18%
Investment securities	1,499,640	13,315	3.47%	1,591,279	13,169	3.27%

Total interest-earning assets	6,215,867	65,023	4.12%	5,874,169	57,411	3.88%

Non-earning assets:
FDIC loss share indemnification asset	—			—
Noninterest-earning assets	434,393			450,904

Total assets	$6,650,260			$6,325,073

Interest-bearing liabilities:
Interest-bearing demand deposits	$369,381	$431	0.46%	$212,164	$226	0.43%
Interest-bearing NOW accounts	397,831	342	0.34%	415,206	349	0.34%
Savings and money market accounts	1,895,582	2,569	0.54%	1,794,967	2,333	0.52%
Time deposits	1,380,658	3,504	1.01%	1,242,071	3,083	1.00%
FHLB advances and other borrowings	1,119,429	1,408	0.49%	1,181,419	1,246	0.42%

Total interest-bearing liabilities	$5,162,881	$8,254	0.63%	$4,845,827	$7,237	0.60%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$578,699			$576,905
Other liabilities	46,709			47,213
Stockholders’ equity	861,971			855,128

Total liabilities and stockholders’ equity	$6,650,260			$6,325,073

Net interest income		$56,769			$50,174

Net interest spread			3.49%			3.28%

Net interest margin			3.62%			3.43%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended September 30,
	2015			2014
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$79,951	$38	0.19%	$76,682	$37	0.19%
New loans	3,950,873	33,823	3.35%	2,440,992	21,866	3.51%
Acquired loans (4)	685,403	17,847	10.42%	903,941	20,219	8.95%
Investment securities	1,499,640	13,315	3.47%	1,800,988	11,530	2.51%

Total interest-earning assets	6,215,867	65,023	4.12%	5,222,603	53,652	4.05%

Non-earning assets:
FDIC loss share indemnification asset	—			75,191
Noninterest-earning assets	434,393			440,293

Total assets	$6,650,260			$5,738,087

Interest-bearing liabilities:
Interest-bearing demand deposits	$369,381	$431	0.46%	$—	$—	0.00%
Interest-bearing NOW accounts	397,831	342	0.34%	396,361	347	0.35%
Savings and money market accounts	1,895,582	2,569	0.54%	1,721,444	2,790	0.64%
Time deposits	1,380,658	3,504	1.01%	1,358,610	2,987	0.87%
FHLB advances and other borrowings	1,119,429	1,408	0.49%	945,519	1,633	0.68%

Total interest-bearing liabilities	$5,162,881	$8,254	0.63%	$4,421,934	$7,757	0.69%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$578,699			$459,189
Other liabilities	46,709			57,797
Stockholders’ equity	861,971			799,167

Total liabilities and stockholders’ equity	$6,650,260			$5,738,087

Net interest income		$56,769			$45,895

Net interest spread			3.49%			3.36%

Net interest margin			3.62%			3.49%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Average Balances and Yields

(Unaudited)

	Nine Months Ended September 30,
	2015			2014
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$77,826	$111	0.19%	$99,923	$158	0.21%
New loans	3,538,684	89,665	3.34%	2,116,530	56,722	3.53%
Acquired loans (4)	737,216	49,513	8.95%	902,262	58,048	8.58%
Investment securities	1,524,992	38,594	3.34%	1,677,454	32,094	2.52%

Total interest-earning assets	5,878,718	177,883	4.00%	4,796,169	147,022	4.06%

Non-earning assets:
FDIC loss share indemnification asset	14,520			79,996
Noninterest-earning assets	447,102			400,034

Total assets	$6,340,340			$5,276,199

Interest-bearing liabilities:
Interest-bearing demand deposits	$241,975	$789	0.44%	$—	$—	0.00%
Interest-bearing NOW accounts	401,805	1,026	0.34%	203,949	426	0.28%
Savings and money market accounts	1,844,735	7,357	0.53%	1,687,648	7,237	0.57%
Time deposits	1,257,259	9,250	0.98%	1,411,376	9,603	0.91%
FHLB advances and other borrowings	1,111,569	3,634	0.43%	761,555	4,363	0.76%

Total interest-bearing liabilities	$4,857,343	$22,056	0.61%	$4,064,528	$21,629	0.71%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$575,004			$411,180
Other liabilities	49,279			48,955
Stockholders’ equity	858,714			751,536

Total liabilities and stockholders’ equity	$6,340,340			$5,276,199

Net interest income		$155,827			$125,393

Net interest spread			3.39%			3.35%

Net interest margin			3.54%			3.49%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Net Income (loss)	$21,140	$19,376	$(16,874)	$13,100	$(3,422)

Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	166	761	1,007	2,377	2,785
FDIC loss share indemnification loss	—	—	(65,529)	—	—
Noninterest expense
Salaries and employee benefits	3	(17)	185	1	15,379
Occupancy and equipment	—	—	—	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	45	245	—	—
Data processing and network fees	—	—	2	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	20	203	64	(6)	4,895
Taxes
Tax Effect of adjustments (1)	50	186	(30,065)	1,881	(4,254)

Core Net Income	$21,047	$19,031	$18,079	$12,599	$9,813

Average assets	$6,650,260	$6,325,073	$6,038,970	$5,953,704	$5,738,087
ROA (2)	1.26%	1.23%	-1.13%	0.87%	-0.24%
Core ROA (3)	1.26%	1.21%	1.21%	0.84%	0.68%

(1)	Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items. Core tax rate of 35% in 2015.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Reported: Net interest income	$56,769	$50,174	$48,884	$49,779	$45,895
FTE adjustment	1,043	986	777	711	475

Core net interest income	$57,812	$51,160	$49,661	$50,490	$46,370

Reported: Noninterest income	$7,072	$14,152	$(54,089)	$5,444	$2,350
FTE adjustment	704	701	702	747	736
Less: Gain (loss) on investment securities	166	761	1,007	2,377	2,785
FDIC loss share indemnification loss	—	—	(65,529)	—	—

Core noninterest income (loss)	$7,610	$14,092	$11,135	$3,814	$301

Reported: Noninterest expense	$30,706	$32,047	$30,650	$31,463	$48,959
Less:
Salaries and employee benefits	3	(17)	185	1	15,379
Occupancy and equipment	—	—	—	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	45	245	—	—
Data processing and network fees	—	—	2	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	20	203	64	(6)	4,895

Core noninterest expense	$30,683	$31,816	$30,154	$31,468	$28,685

Efficiency ratio (1)	47.47%	49.19%	-580.71%	56.97%	101.48%
Core efficiency ratio (2)	46.29%	48.14%	48.90%	57.95%	61.46%

(1)	Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
	(Dollars in thousands, except share and per share data)
Total assets	$6,888,689	$6,607,198	$6,217,083	$5,957,628	$6,054,944
Less:
Goodwill and other intangible assets	87,484	87,884	88,291	88,615	89,040

Tangible assets	$6,801,205	$6,519,314	$6,128,792	$5,869,013	$5,965,904

Total stockholders’ equity	$855,878	$857,479	$846,834	$851,653	$835,727
Less:
Goodwill and other intangible assets	87,484	87,884	88,291	88,615	89,040

Tangible stockholders’ equity	$768,394	$769,595	$758,543	$763,038	$746,687

Shares outstanding	40,984,200	41,423,199	41,443,031	41,409,698	41,409,698
Tangible book value per share	$18.75	$18.58	$18.30	$18.43	$18.03
Average assets	$6,650,260	$6,325,073	$6,038,970	$5,953,704	$5,738,087
Average equity	861,971	855,128	859,011	844,572	799,167
Average goodwill and other intangible assets	87,701	88,091	88,536	88,835	89,276
Tangible average equity to tangible average assets	11.8%	12.3%	12.9%	12.9%	12.6%
Tangible common equity ratio	11.3%	11.8%	12.4%	13.0%	12.5%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com